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                                  EXHIBIT 4(c)


                                                                   [Execution]

                        AMENDMENT NO. 8 TO SECOND AMENDED
                    AND RESTATED LOAN AND SECURITY AGREEMENT


         Amendment No. 8, dated July 31, 2003, by and among Congress Financial Corporation (Central), in its capacity as agent (in such capacity, "Agent") acting for and on behalf of Lenders (as hereinafter defined), Huffy Corporation ("Huffy"), Huffy Service First, Inc. ("HSFI"), American Sports Design Company ("American"), Gen-X Sports Inc., formerly known as HSGC, Inc. ("Gen-X") and Gen-X Sports Canada Inc., as successor by amalgamation with HSGC Canada, Inc. ("Canadian Borrower" and together with Huffy, HSFI, American and Gen-X, each individually, a "Borrower" and collectively, the "Borrowers"), Huffy Risk Management, Inc. ("HRMI"), HCAC, Inc., formerly known as True Temper Hardware Company ("HCAC"), Hufco-Delaware Company, formerly known as Gerry Baby Products Company ("Hufco-Delaware"), Huffy Sports, Inc., formerly known as Gerry Wood Products Company ("Huffy Sports"), McCalla Company ("McCalla"), Creative Retail Services, Inc. ("Creative"), Creative Retail Services (Canada), Inc. ("Creative Canada"), Gen-X Sports Outlet Inc., formerly known as 1489055 Ontario Limited ("Outlet"), Tommy Armour Golf Company ("Armour"), Lamar Snowboards Inc. ("Lamar"), Gen-X Sports Sarl ("Gen-X Swiss"), Gen-X Sports Ltd. ("Limited"), First Team Sports, Inc. ("First Team"), Hespeler Hockey Holding, Inc. ("Hespeler"), and Lehigh Avenue Property Holdings, Inc. ("Lehigh" and together with HRMI, HCAC, Hufco-Delaware, Huffy Sports, McCalla, Creative, Creative Canada, Outlet, Armour, Lamar, Gen-X Swiss, Limited, First Team and Hespeler, each individually a "Guarantor" and collectively, "Guarantors").

                              W I T N E S S E T H :

         WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of September 19, 2002, by and among Agent, Borrowers, Guarantors and the financial institutions from time to time parties thereto as lenders ("Lenders"), whether by execution thereof or of an Assignment and Acceptance, as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of November 20, 2002, Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of December 31, 2002, Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, dated as of January 31, 2003, Amendment No. 4 to Second Amended and Restated Loan and Security Agreement, dated March 14, 2003, Amendment No. 5 to Second Amended and Restated Loan and Security Agreement, dated May 2, 2003; Amendment No. 6 to Second Amended and Restated Loan and Security Agreement, dated May 9, 2003; and Amendment No. 7 to Second Amended and Restated Loan and Security Agreement, dated July __, 2003 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or

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replaced the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements");

         WHEREAS, Borrowers have requested that Agent and Lenders increase the Revolving Loan Commitment, Revolving Loan Limit and Maximum Credit and Agent and Lenders are willing to agree to such request, subject to the terms and conditions contained herein; and

         WHEREAS, by this Amendment No. 8, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendment.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

         1.  Definitions.

                  (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below:

                           (i) "Amendment No. 8" shall mean this Amendment No. 8
to Second Amended and Restated Loan and Security Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (b) Amendments to Definitions.

                           (i) Section 1.89 of the Loan Agreement is hereby
deleted in its entirety and the following substituted therefor:

                                    "1.89 "Maximum Credit" shall mean
$105,000,000."

                           (ii) The reference to "$75,000,000" in the definition
of Revolving Loan Limit in the Loan Agreement is hereby replaced with "$90,000,000"

                           (iii) The definition of "Suppressed Availability" is
hereby deleted in its entirety.

                  (c) Interpretation. For purposes of this Amendment No. 8, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

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         2. Commitments. The Commitments of Congress Financial Corporation
(Central), as US Lender, and Congress Financial Corporation (Canada), as Canadian Lender, are hereby increased by the aggregate sum of $15,000,000.

         3.  Amendment Fee.

                  (a) In consideration of the amendment set forth herein US Borrowers shall, on the date hereof, pay to LaSalle Business Credit, LLC ("LaSalle") in immediately available funds, or Agent may at its option charge the account of Borrowers maintained by Agent for payment to LaSalle, a supplemental loan fee in the amount of $37,500.00, which fee is fully earned as of the date hereof and shall constitute part of the Obligations.

                  (b) In consideration of the amendment set forth herein Canadian Borrowers shall, on the date hereof, pay to ABN Amro Bank N.V., Canada Branch ("ABN Canada") in immediately available funds, or Agent may at its option charge the account of Borrowers maintained by Agent for payment to ABN Canada, a supplemental loan fee in the amount of $37,500.00, which fee is fully earned as of the date hereof and shall constitute part of the Obligations.

                  (c) In consideration of the amendment set forth herein Borrowers shall pay to Term Loan Lender, in immediately available funds, or Agent may at its option charge the account of Borrowers maintained by Agent for payment to Term Loan Lender, the following fees, which are fully owed as of the dated hereof and constitute a part of the Obligations:

                           (i) a supplemental loan closing fee in the amount of
$416,617.00, which fee is due and payable on the date hereof; and

                           (ii) supplemental loan facility fees in the amount of
$69,444.33, per year, which shall be due and payable on each of the first, second and third anniversary of this Amendment, provided, that, if as of such anniversary date, all outstanding principal and interest amounts in respect of the Term Loan have been fully and finally repaid, such fee shall not be due or payable.

         4. Additional Representations, Warranties and Covenants. Each Borrower and Guarantor, jointly and severally, represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Agent or any Lender to
Borrowers:

                  (a) no Event of Default and no event, act or condition which with notice or passage of time or both would constitute an Event of Default, exists or has occurred as of the date of this Amendment No. 8; and

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                  (b) this Amendment No. 8 has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with their respective terms.

         5. Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to the satisfaction of each of the following, in a manner satisfactory to Agent and its counsel:

                  (a) Agent shall have received this Amendment No. 8 duly authorized, executed and delivered by the parties hereto;

                  (b) no Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred;

                  (c) contemporaneously herewith, Agent shall have received, with respect to the sale, transfer and assignment to LaSalle of a portion of the Commitment and each of the Committed Loans of Congress Financial Corporation (Central) ("Congress") and all related rights, benefits, obligations, liabilities and indemnities of Congress under and in connection with the Loan Agreement and the other Financing Agreements, a true, complete and correct Assignment and Assumption Agreement between Congress and LaSalle in form and substance satisfactory to Agent duly executed and delivered by LaSalle and Congress and the transactions contemplated under the terms of such Assignment and Assumption Agreement shall have been consummated; and

                  (d) contemporaneously herewith, Agent shall have received, with respect to the sale, transfer and assignment to ABN Canada of a portion of the Commitment and each of the Committed Loans of Congress Financial Corporation (Canada) ("Congress Canada") and all related rights, benefits, obligations, liabilities and indemnities of Congress Canada under and in connection with the Loan Agreement and the other Financing Agreements, a true, complete and correct Assignment and Assumption Agreement between Congress and ABN Canada in form and substance satisfactory to Agent duly executed and delivered by ABN Canada and Congress Canada and the transactions contemplated under the terms of such Assignment and Assumption Agreement shall have been consummated.

         6. Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 8 or with respect to the subject matter of this

Amendment No. 8. To the extent of conflict between the terms of this Amendment No. 8 and the other Financing Agreements, the terms of this Amendment No. 8 shall control. The Loan Agreement and this Amendment No. 8 shall be read and construed as one agreement.

         7. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 8.

         8. Governing Law. The validity, interpretation and enforcement of this Amendment No. 8 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

         9. Binding Effect. This Amendment No. 8 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         10. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 8.

         11. Counterparts. This Amendment No. 8 may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute but one and the same agreement. In making proof of this Amendment No. 8, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 8 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No.
8. Any party delivering an executed counterpart of this Amendment No. 8 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 8, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 8 as to such party or any other party.




                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be executed on the day and year first written.

HUFFY CORPORATION

By:____________________________
Title: Vice President - Finance
       Treasurer


AMERICAN SPORTS DESIGN
     COMPANY
GEN-X SPORTS INC.

By:____________________________
Title: Vice President and Treasurer


GEN-X SPORTS CANADA INC.

By:____________________________
Title: Treasurer


                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]


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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS:

CREATIVE RETAIL SERVICES
     (CANADA), INC.
CREATIVE RETAIL SERVICES, INC.
FIRST TEAM SPORTS, INC.
GEN-X SPORTS LTD.
GEN-X SPORTS OUTLET INC.
HCAC, INC.
HESPLER HOCKEY HOLDING, INC.
HUFCO-DELAWARE COMPANY
HUFFY SERVICE FIRST, INC.
HUFFY SPORTS, INC.
LAMAR SNOWBOARDS INC.
LEHIGH AVENUE PROPERTY
     HOLDINGS, INC.
McCALLA COMPANY
TOMMY ARMOUR GOLF COMPANY

By:__________________________
Title: Treasurer


GEN-X SPORTS SARL

By:___________________________
Title: Manager


HUFFY RISK MANAGEMENT, INC.

By:__________________________
Title: Vice President - Finance



                       [SIGNATURES CONTINUED ON NEXT PAGE]

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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT:

CONGRESS FINANCIAL CORPORATION
  (CENTRAL), as Agent

By:______________________________

Title:_____________________________


US LENDERS:

CONGRESS FINANCIAL CORPORATION
  (CENTRAL)

By:______________________________

Title:___________________________


GMAC COMMERCIAL FINANCE

By:______________________________

Title:___________________________


CANADIAN LENDER:

CONGRESS FINANCIAL CORPORATION
  (CANADA)

By:______________________________

Title:___________________________


TERM LOAN LENDER:

ABLECO FINANCE LLC, on its behalf and
on behalf of its Affiliate assigns

By:______________________________

Title:___________________________